UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2006

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employee Identification No.)

5655 Spalding Drive, Norcross, GA	30092
(Address of Principal Executive Offices)	(Zip Code)

(678) 728-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

                Effective on February 24, 2006, we amended Article VI, Section 6.1 of our Amended and Restated Bylaws to authorize us to issues shares of our Common Stock in uncertificated form.  As amended, the provision reads as follows:

Section 6.1.  Form and Signature.  The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form.

                Also effective on February 24, 2006, our Board of Directors adopted a resolution stating that, effective as of such date, all shares of our Common Stock shall be uncertificated shares; provided, however, that the resolution shall not apply to shares of our Common Stock represented by a certificate until such certificate is surrendered to our transfer agent for registration of a transfer.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEROLOGICALS CORPORATION

By:	/s/ PHILIP A. THEODORE

Name:	Philip A. Theodore
Title	Vice President, General Counsel

Date: March 1, 2006